US Tungsten Corporation Enters into Letter of Credit Agreement

Henderson, NV -- (GlobeNewswire – February 19th 2013) – US Tungsten Corp. (“US Tungsten” or “USTU”), (OTCQB: USTU) a company focused on becoming a near-term North American focused tungsten producer, is pleased to announce entering into a US$1,000,000 Letter of Credit Agreement (or the “Note”).

Pursuant to the terms outlined in the Note, at any time the Company may draw any or all funds outstanding, less any accrued interest. The note is convertible into common shares of the company at a fixed conversion price of $0.30. The Note bears an annual interest rate of 5%, which is payable in cash.

The Note has an attached warrant structure as follows:

I.

There are 2 warrants attached to every $1 of principal drawn on the Line of Credit Agreement on a pro-rata basis;

II.

Upon full conversion of the note into common shares, there shall be a total of 2,000,000 of the warrants outstanding;

III.

The warrants expire after three (3) years, and have an exercise price of $0.80;

IV.

If and when the warrants are exercised it will provide the company with an additional $1,600,000

Matthew Markin, President -- US Tungsten commented:

“This funding will provide the Company with the capital it needs to further develop the Calvert mine project in Montana, and to further expand our land assets throughout North America. Additionally, we now have the funds to go out and make new personnel hires for both our Management team as well as our Technical and Geology teams”.

About US Tungsten Corp:

U.S. Tungsten Corp. was built upon one mandate: to find tungsten right here at home solving the looming crisis in domestic supplies.

As a result, US Tungsten has assembled a team of tungsten experts who are skilled and experienced in the exploration of this specialty metal. The company’s initial focus is in the western US where tungsten was mined in the past, and is also home to many discoveries that remain undeveloped. The last tungsten mine in the US closed in 2000 and no domestic tungsten mining has occurred since. Historic tungsten mines and occurrences are found in the West, particularly in Montana, California, Nevada, Colorado and Arizona.

Beginning early in 2012, the company launched their specialty metals search in Montana. US Tungsten’s first acquisition was a property in the western portion of the state where historical mining has produced high grade tungsten through 1956 - 1957. Following our initial prospecting and assessment, we plan to conduct initial exploration in 2012 and 2013.

US Tungsten’s goal is to expand our holdings through aggressive prospecting and staking across the western U.S, building a domestic, secure project portfolio of tungsten and other specialty metals projects.

For further information, please visit the company’s website: www.ustungsten.com

Safe Harbor Statement:

"Forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future including, but not limited to, additional acquisitions. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. US Tungsten, Corp. assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our current and periodic reports filed from time-to-time with the Securities and Exchange Commission.

For further information, please contact:

Tyler Troup, Managing Director

Circadian Group, Investor Relations

Toll Free:   +1 (866) 865-2780

Toronto:    +1 (647) 930-1037

New York:  +1 (646) 257-2444

Email: Tyler@Circadian-Group.com

Web: www.Circadian-Group.com

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